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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) November 19, 1999




                           REPUBLIC BANCSHARES, INC.
             ------------------------------------------------------
             (Exact Name of registrant as specified in its charter)

          Florida                         0-27652                 59-1463900
-----------------------------          ------------          -------------------
(State or other jurisdiction)          (Commission              (IRS Employer
                                       File Number)          identification No.)

                             111 Second Avenue N.E.
                            St. Petersburg, FL 33701
                    ----------------------------------------
                    (Address of principal executive offices)

       Registrant's telephone number, including area code (727)-823-7300


          ------------------------------------------------------------
         (Former name or former address, if changed since last report)






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Item 5 - Other Events

On November 19, 1999, we announced that our Board of Directors had authorized us to retain Heidrick & Struggles, an executive recruiting firm, to assist us in our search for an individual who would serve as the President and Chief Executive Officer of both Republic Bancshares, Inc. and our principal subsidiary, Republic Bank. It was also announced that William R. Hough will continue to be the Chairman of the Board of Directors of the Company, and that Alfred T. May, the current President and CEO of the Company and the Bank, will continue in his capacity of Chairman of the Board of the Bank. The content of the report is comprised of the press release text relating to this matter included in this filing as Exhibit 99.

Statements in this release may constitute forward-looking statements that are based on the current beliefs and expectations of our management, as well as assumptions made by, and information currently available to, our management. Forward-looking statements are based largely on expectations and are subject to a number of risks and uncertainties including but not limited to economic, competitive and other factors affecting us and our operations.

Item 7 - Financial Statements and Exhibits

Exhibit 99
Press Release Dated November 19, 1999
















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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                 REPUBLIC BANCSHARES, INC.
                                                 (Registrant)

Date: November 19, 1999                          By: /s/ William R. Falzone
                                                     ----------------------
                                                     William R. Falzone
                                                     Treasurer